Exhibit 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A of Fidelity Municipal Trust II:
Fidelity Michigan Municipal Money Market Fund (formerly Fidelity Michigan Municipal Money Market Portfolio), Fidelity Ohio Municipal Money Market Fund (formerly Fidelity Ohio Municipal Money Market Portfolio), and Spartan Pennsylvania Municipal Money Market Fund (formerly Spartan Pennsylvania Municipal Money Market Portfolio) of our reports dated February 4, 1997 on the financial statements and financial highlights included in the December 31, 1996 Annual Reports to Shareholders of Fidelity Michigan Municipal Money Market Fund (formerly Fidelity Michigan Municipal Money Market Portfolio), Fidelity Ohio Municipal Money Market Fund (formerly Fidelity Ohio Municipal Money Market Portfolio), and Spartan Pennsylvania Municipal Money Market Fund (formerly Spartan Pennsylvania Municipal Money Market Portfolio).
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
February 20, 1997